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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-1680) pertaining to the 1995 Stock Option Plan of Premier Laser Systems, Inc. and related Prospectus and in the Registration Statement (Form S-8 No. 333-27151) pertaining to the February 1996 Stock Option Plan of Premier Laser Systems, Inc. and related Prospectus of our report dated May 1, 1997, with respect to the consolidated financial statements and schedule of Premier Laser Systems, Inc. included in Amendment No. 1 to its Annual Report (Form 10-K) for the year ended March 31, 1997.

                                                           ERNST & YOUNG LLP

Orange County, California
June 17, 1997